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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 16, 1999


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


                               Delaware 76-0506313
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)


                            950 Echo Lane, Suite 350
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 467-6268
               (Registrant's telephone number including area code)



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ITEM 5.  OTHER EVENTS

         On August 16, 1999, Group 1 Automotive, Inc., a Delaware corporation (the "Company"), announced that it has agreed to acquire 25 dealership franchises in four markets with aggregate revenues of $570 million. The total consideration for the dealerships is approximately $50 million in cash and 925,000 shares of Group 1 common stock. The acquisitions are subject to customary closing conditions, including approval of various manufacturers, government agencies and the completion of due diligence.
         On August 16, 1999, the Company issued a press release relating to the transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. EXHIBITS

         (c) 99.1 Press Release of Group 1 Automotive, Inc., dated as of August 16, 1999, reporting on the transactions.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            Group 1 Automotive, Inc.

August 23, 1999             By: /s/ Scott L. Thompson
--------------------            ---------------------
Date                            Scott L. Thompson, Senior Vice President, Chief
                                Financial Officer and Treasurer

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                               INDEX TO EXHIBITS

             EXHIBIT NO.          DESCRIPTION
             ----------           -----------
               99.1              Press Release